Exhibit 10.4

PHILLIPS-VAN HEUSEN CORPORATION

SUPPLEMENTAL SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2005)

WHEREAS,

1.

Phillips-Van Heusen Corporation (the “Company”) heretofore adopted, effective as of January 1, 1991, this Supplemental Savings Plan (the “Plan”), a non-qualified plan of deferred compensation, in order to restore to the participants therein benefits which have been lost under the Associates Investment Plan as a result of the application of the provisions of sections 401(a)(17), 401(k), 401(m) and 415 of the Code and to provide deferred compensation to those management or highly compensated employees of the Company and its various Subsidiaries who were eligible to participate.

2.

The Company believes that the Plan promotes continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

3.

The Company desires to amend and restate the Plan in order to incorporate past amendments since the Plan was last restated effective as of April 1, 1999 and to bring the terms of the Plan into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and final regulations promulgated by the Internal Revenue Service thereunder.

4.

Effective January 1, 2008, certain employees of PVH Superba/Insignia Neckwear, Inc. and PVH/Superba Retail Management Corp. shall be eligible to participate.

5.

Certain of the terms used herein which are defined (and set forth in alphabetical order) in Article IX hereof shall have the respective meanings ascribed thereto by the provisions of said Article IX.

NOW, THEREFORE, the Company hereby amends and restates the Plan effective as of January 1, 2005 to read as follows:

ARTICLE 1.

PARTICIPATION

1.01

Eligibility.  Each person who (a) is a management or highly compensated employee of the Company and/or one or more of its Participating Subsidiaries within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, (b) shall have satisfied the eligibility requirements for the Associates Investment Plan and (c) whose annual rate of base salary is $150,000 or more, shall be eligible to become a Participant in the Plan; provided, however, that any person who shall have been a Participant in the Plan on March 31, 1999 shall remain eligible to participate in the Plan on April 1, 1999.

1.02

Entry Dates.  An eligible person under Section 1.01 (an “Eligible Employee”) may, by filing a Contribution Election in the manner set forth in Section 2.01, become a Participant of the Plan on the following dates:

(a)

New Hires.  An individual who is an Eligible Employee on the date that he or she first has an Hour of Service with the Company or a Participating Subsidiary may become a Participant on the date that he or she becomes eligible to participate in the Associates Investment Plan.

(b)

Other Employees.  Each other Eligible Employee may become a Participant on the later of the January 1st coincident with or next following the date on which he or she becomes an Eligible Employee or the date that he or she becomes eligible to participate in the Associates Investment Plan; provided, however, that any Eligible Employee who was a Participant of the Plan on December 31, 2004 shall automatically be a Participant on January 1, 2005.

An Eligible Employee who does not become a Participant when first eligible to do so may, provided that he or she remains an Eligible Employee, elect to commence participation effective the following January 1 or on any January 1 thereafter by filing a Contribution Election in the manner set forth in Section 2.01.

ARTICLE 2.

CONTRIBUTIONS

2.01

Contribution Elections.  Subject to such conditions as the Committee may at anytime and from time to time determine, each Participant who shall desire to make contributions to the Plan with respect to any calendar year shall file with the Company, prior to the beginning of such calendar year, his or her election to contribute to the Plan with respect to such calendar year; provided, however, that an Eligible Employee may file his or her first election to contribute to the Plan at any time prior to the 30th day after he or she first becomes eligible to be a Participant, such election to be effective and irrevocable with respect to the remainder of such calendar year.

2.02

Elections Irrevocable.  Each Contribution Election with respect to a calendar year (or remainder of a calendar year in the case of new Participants) shall be irrevocable.

2.03

Contribution Amounts.  Each Contribution Election with respect to a calendar year shall specify the amount which the Participant filing the same desires to contribute to the Plan with respect to such calendar year (or for the remainder of a calendar year in the case of a new Participant) or the method of calculating such amount; provided, however, that, except as otherwise provided in Section 2.04, no Participant may contribute to the Plan with respect to any calendar year an amount which shall exceed the excess of twenty-five percent (25%) of his or her Compensation (fifteen percent (15%) for Plan Years beginning before January 1, 2007) with respect to such calendar year over the amount which is equal to the maximum percentage of his or her Compensation which he or she is entitled to contribute to the Associates Investment Plan with respect to the plan year thereof ending contemporaneously with such calendar year.  The Company shall (either directly or through a Subsidiary) withhold from the Compensation otherwise payable to such Participant during such calendar year the amounts specified in, or calculated in accordance with, the Contribution Election of such Participant as in effect with respect to such calendar year.

2.04

Non-discrimination Tests.  In the event that, as a result of the application of the provisions of the Associates Investment Plan designed to comply with the provisions of sections 401(k)(8)(A) and/or 401(m)(6)(A) of the Code, any amounts are paid to a Participant from the Associates Investment Plan during a calendar year in which he or she shall have a Contribution Election in effect, then, the Company shall (either directly or through a Subsidiary) withhold from the Compensation otherwise payable to such Participant an amount equal to the amount so paid to him or her.

2.05

Cancellation of Election Due to Hardship Withdrawal.  Notwithstanding the provisions of Sections 2.03 and 2.04, if any Participant shall have effected a withdrawal from the Associates Investment Plan on account of a “hardship withdrawal”, then his or her Contribution Election shall automatically be terminated.

2.06

Matching Contribution Election.  Subject to such conditions as the Committee may from time to time determine, each Participant shall file with the Company his or her Matching Contribution Election.  Such Matching Contribution Election shall specify the portion, if any, of the Matching Contribution credited with respect to him or her that shall be credited to such Participant’s Cash Matching Contribution Account and the portion, if any, of such Matching Contribution that shall be credited to such Participant’s Stock Matching Contribution Account.  The Committee may, notwithstanding any provisions of the Plan to the contrary, adopt such restrictions as it deems necessary with respect to Section 16(b) Participants in order to comply with Section 16(b) of the Exchange Act.

ARTICLE 3.

ACCOUNTS AND INVESTMENTS

3.01

Accounts.  The Company shall establish and maintain on its books with respect to each Participant one or more of the following Accounts:

(a)

an Elective Contribution Account, to which shall be credited a Participant’s Regular Contributions and any Replacement Contributions; and

(b)

a Matching Contribution Account, to which shall be credited a Participant’s Matching Contributions.

Such credits shall be made at substantially the same time or times as corresponding contributions are deposited in the Associates Investment Plan with respect to current payroll withholdings thereunder.

3.02

Investments.

(a)

Elective Contributions.  A Participant’s Elective Contribution Account shall be deemed invested in a Phantom Stock Elective Contribution Account and/or a Cash Elective Contribution Account, as follows:

(i)

Phantom Stock Elective Contribution Account.  Each individual who shall have been a Participant prior to July 1, 1995 shall have a Phantom Stock Elective Contribution Account under the Plan.  The credit balance of a Participant’s Phantom Stock Elective Contribution Account as of the Amendment Date shall be equal to the number of Phantom Shares credited to his or her Elective Contribution Account under the Plan as in effect immediately prior to the Amendment Date.

(ii)

Cash Elective Contribution Account.  Except to the extent deemed invested in a Participant’s Phantom Stock Elective Contribution Account, all Regular and Replacement Contributions credited to a Participant’s Elective Contribution Account shall be deemed invested in a Cash Elective Contribution Account.  A Participant’s Cash Elective Contribution Account shall, as of each Valuation Date, be credited with an amount equal to interest on the balance thereof at a rate per annum equal to the Plan Interest Rate in effect as of the close of the first business day of the calendar year in which such Valuation Date occurs.

(b)

Matching Contributions.  A Participant’s Matching Contributions shall be deemed to be invested in a Phantom Stock Matching Contribution Account and/or a Cash Matching Contribution Account, as follows:

(i)

Phantom Stock Matching Contribution Account.  To the extent that a Participant directs that his or her Matching Contributions be credited to a Phantom Stock Matching Contribution Account, such Account shall be credited with a number of Phantom Shares equal to the dollar amount of such Matching Contributions divided by the Fair Market Value of a share of Common Stock on the date such Matching Contribution is credited.

(ii)

Cash Matching Contribution Account.  Except to the extent deemed invested in a Participant’s Phantom Stock Matching Contribution Account, all Matching Contributions credited to a Participant’s Matching Contribution Account shall be deemed invested in a Cash Matching Contribution Account.  A Participant’s Cash Matching Contribution Account shall, as of each Valuation Date, be credited with an amount equal to interest on the balance thereof at a rate per annum equal to the Plan Interest Rate in effect as of the close of the first business day of the calendar year in which such Valuation Date occurs.

3.03

Transfers From Phantom Stock Account to Cash Account.  Subject to such conditions as the Committee may at any time and from time to time determine, a Participant may elect to transfer all or a portion of his or her Phantom Stock Elective Contribution Account to his or her Cash Elective Contribution Account, and/or elect to transfer all or a portion of his or her Phantom Stock Matching Contribution Account to his or her Cash Matching Contribution Account.  If such an election is made, the Company shall reduce the Participant’s Phantom Stock Matching Contribution Account and/or Phantom Stock Elective Contribution Account by the number of Phantom Shares specified in, or calculated in accordance with, the provisions of such election, and credit to such Participant’s Cash Matching Contribution Account and/or Cash Elective Contribution Account an amount equal to the product of (a) such number of Phantom

Shares and (b) the Fair Market Value of a share of the Common Stock on the Valuation Date as of which such election is filed.

3.04

Transfers From Cash Matching Contribution Account to Phantom Stock Matching Contribution Account.  Subject to such conditions as the Committee may at any time and from time to time determine, a Participant may elect to transfer all or a portion of his or her Cash Matching Contribution Account to his or her Phantom Stock Matching Contribution Account.  If such an election is made, the Company shall reduce the Participant’s Cash Matching Contribution Account by the amount specified in, such election, and credit to such Participant’s Phantom Stock Matching Contribution Account a number of Phantom Shares determined by dividing such amount by the Fair Market Value of a share of the Common Stock on the Valuation Date as of which such election is filed with the Committee.

3.05

Section 16(b) Participants.   Notwithstanding anything contained herein to the contrary, the Committee may adopt such restrictions as it deems necessary with respect to Section 16(b) Participants in order to comply with Section 16(b) of the Exchange Act or any laws or corporate policies.

ARTICLE 4.

DIVIDENDS

4.01

Stock Dividends.  In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, or in the event that the Common Stock shall be changed into a different number of shares of stock of the Company through reorganization or stock split-up, the Company shall, on the date fixed for determining the stockholders of the Company entitled to receive such stock dividend or to participate in such stock split-up, credit to each Stock Account the number of Phantom Shares which the Participant for whom such Stock Account was created would have received as a result of such stock dividend or stock split-up if such Participant were a stockholder of record on such record date with respect to a number of shares of the Common Stock equal to the number of Phantom Shares theretofore credited to such

Stock Account and if such stock dividend or stock split-up were payable with respect to whole and fractional shares of the Common Stock.

4.02

Cash Dividends.  In the event that a dividend shall be declared upon the Common Stock that is payable other than in shares of Common Stock, the Company shall, as of the payment date of such dividend (the “Dividend Payment Date”), credit to each Participant’s Phantom Stock Elective Contribution Account and Phantom Stock Matching Contribution Account a number of Phantom Shares equal to the quotient obtained by dividing the dollar value of such dividends on such Dividend Payment Date by the Fair Market Value of a share of Common Stock on such Dividend Payment Date.

ARTICLE 5.

TERMINATION OF PARTICIPATION; BENEFITS

5.01

No Right to Continued Employment.  Nothing contained herein shall require the Company or any of its Subsidiaries to continue any Participant in its employ, or require any Participant to continue in the employ of the Company or of any Subsidiary or require the Company or any Subsidiary to rehire any Participant.

5.02

Effect on Contribution Election.  If the employment of any Participant by the Company and all of its Subsidiaries shall terminate for any reason whatever, his or her participation under the Plan shall terminate on the Valuation Date occurring in the calendar month in which the date of such termination shall occur; provided, however, that, for purposes of Article 2 governing the rights of a Participant to make contributions hereunder, his or her participation shall terminate on his or her last day of active employment; provided, further, however, that, for purposes of Sections 3.03 and 3.04 a Former Participant shall be treated as an active Participant if he or she shall have a credit balance in any of his or her Accounts. (For the purposes hereof, if the Subsidiary by which a Participant is employed shall cease to be a Subsidiary, and if such Participant shall not thereupon become an employee of the Company or another Subsidiary, his or her employment by the Company and its Subsidiaries shall be deemed to have terminated.)  Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated employment with the Company and its Subsidiaries with respect to any benefits other than “Grandfathered Amounts” as defined in Exhibit A hereto, unless he or she would be considered to have incurred a “termination of employment” from the Company and its Subsidiaries within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).

5.03

Distribution Elections.  Subject to such conditions and requirements as the Committee may deem appropriate, within thirty (30) days after the date that an Eligible Employee is first eligible to become a Participant, he or she may file a Distribution Election with the Company.  A Participant who fails to file a Distribution Election by such date shall be deemed to have filed a Distribution Election electing to have his or her Payment Date be his or her Termination Date.  A Participant may change his or her Distribution Election by filing a new Distribution Election, which shall supersede the Distribution Election then in effect; provided, however, that, except with respect to Grandfathered Amounts, any such new Distribution Election shall not be given any effect unless (i) such Distribution Election is filed with the Company at least twelve (12) months prior to the originally-scheduled Payment Date, and (ii) the first payment with respect to such new Distribution Election is deferred for a period of not less than five (5) years after the date payment would have been made had such new Distribution Election not been filed.  A new Distribution Election with respect to Grandfathered Amounts shall not be effective unless filed with the Company in the calendar year preceding the calendar year in which his or her Termination Date occurs.

5.04

Distributions.  The Company shall, within thirty (30) days after a Former Participant’s Payment Date (the date of distribution being referred to herein as the “Distribution Date”), pay to such Former Participant (or, in the event of his or her death, to the executors or administrators of his or her estate) a lump sum amount equal to the sum of

(a)

an amount equal to the sum of (i) the product of (A) the number of Phantom Shares constituting the credit balance in his or her Phantom Stock Elective Contribution Account as of his or her Distribution Date, and (B) the Fair Market Value of

a share of the Common Stock on his or her Distribution Date, and (ii) if his or her Distribution Date shall not be the last business day of a calendar year, the aggregate amount of the cash dividends he or she would have received during the calendar year in which his or her Distribution Date shall occur if, on each day in such calendar year through and including such Distribution Date he or she were the record owner of a number of shares of the Common Stock equal to the average number of Phantom Shares constituting the credit balance in such Account during the portion of such calendar year ending on his or her Distribution Date (calculated without giving effect to the provisions of Section 4.01, if such provisions shall have become applicable during such calendar year),

and

(b)

an amount equal to the credit balance in his or her Cash Elective Contribution Account as of his or her Distribution Date,

and

(c)

an amount equal to his or her Vested Percentage of the sum of (i) the product of (A) the number of Phantom Shares constituting the credit balance in his or her Phantom Stock Matching Contribution Account as of his or her Distribution Date, and (B) the Fair Market Value of a share of the Common Stock on his or her Distribution Date, and (ii) if his or her Distribution Date shall not be the last business day of a calendar year, the aggregate amount of the cash dividends he or she would have received during the calendar year in which his or her Distribution Date shall occur if, on each day in such calendar year through and including such Distribution Date he or she were the record owner of a number of shares of the Common Stock equal to the average number of Phantom Shares credited to such Account during the portion of such calendar year ending on his or her Distribution Date (calculated without giving effect to the provisions of Section 4.01, if such provisions shall have become applicable during such calendar year),

and

(d)

an amount equal to his or her Vested Percentage of the credit balance in his or her Cash Matching Contribution Account as of his or her Distribution Date.

5.05

Installments.  Notwithstanding anything in this Article 5 to the contrary and subject to such conditions as the Committee may at any time and from time to time determine, if a Former Participant shall have so elected in his Distribution Election, then he or she shall receive the benefits due him or her under the Plan in five (5) annual installments commencing in January of the year following his or her Termination Date (each date on which an installment is made being referred to herein as an “Installment Distribution Date”).  Each such installment shall be in an amount equal to the product of (a) the aggregate credit balance in his or her Cash Accounts and Stock Accounts, determined in accordance with the provisions of Section 5.04, on the Installment Distribution Date on which payment of such installment is made, and (b) a fraction the numerator of which shall be one and the denominator of which shall be the excess of five (5) over the number of such installments theretofore paid; provided, however, that the last installment shall be equal to the entire credit balance in such Participant’s Cash Accounts and Stock Accounts, determined in accordance with the provisions of Section 5.04, on the Installment Distribution Date on which it is made; provided, further, however, that if such Former Participant shall die prior to his or her receipt of any or all of the installments due under this Section 5.05, and if his or her Beneficiary under the Associates Investment Plan shall be his Spouse, then the remaining installments shall be paid at such time or times as they would be otherwise paid if such Former Participant had not died prior to receipt of all of such installments; provided, further, however, that if his or her Beneficiary under the Associates Investment Plan shall not be his Spouse, then the entire credit balance in such Participant’s Cash Accounts and Stock Accounts, determined in accordance with the provisions of Section 5.04, shall be paid to such Former Participant’s estate in a lump sum amount within ninety (90) days following his or her date of death; provided, further, however, that if during the calendar year in which such Former Participant’s Termination Date shall occur a Former Participant shall have filed a Distribution Election with the Company to receive payment of his or her benefits under the Plan in accordance with the provisions of this Section 5.05, such Distribution Election shall be null and void and such Former Participant shall receive a distribution of his or her benefits under the Plan in accordance with the provisions of Section 5.04; provided, further, however, that such Distribution Election shall not be null and void if such Participant shall die during the year in which he or she shall have filed such Distribution Election.  Interest on the credit balance in a Participant’s Cash Accounts and dividends on the Common Stock shall be credited in accordance with the provisions of whichever shall be applicable of Sections 3.02(a)(ii), 3.02(b)(ii) or Article 4 while there shall be a credit balance in any of such Participant’s Accounts.

5.06

Delay in Payments to Specified Employees.  Notwithstanding anything contained in the Plan to the contrary, a distribution on account of separation of service to a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) shall be made, or commence to be made, on the later of (i) the date provided under the Plan without regard to this paragraph, or (ii) the first business day of the seventh month following such Participant’s separation from service (the “delayed payment period”).  A Participant shall be a “specified employee” if he or she is a “key employee” (as defined in Section 416(i) of the Code without regard to Section 416(i)(5) thereof) of the Company or any Affiliate at any time during the 12-month period ending on the “Identification Date.”  If a Participant is a “key employee” as of an Identification Date, then he or she shall be treated as a “specified employee” for the 12-month period beginning on the first day of the fourth month following the Identification Date.  For purposes of the foregoing, the Identification Date shall be December 31.  In the event that payment(s) of a Participant’s benefits under the Plan is (are) delayed as a result of this Section, the delayed payment (or the first payment in the event of installment payments) shall be increased by interest for the delayed payment period calculated at the “Plan Interest Rate.”  The Plan Interest Rate during the delayed payment period shall be the rate per annum of the yield to maturity on a 10-year Treasury Note in effect as of the close of the first business day of the Plan Year in which the delayed payment period commences; provided, however, that if the delayed payment period extends beyond the close of a Plan Year, the Plan Interest Rate shall be adjusted so that interest for the remainder of the delayed payment period is based on the 10-year Treasury Note in effect as of the close of the first business day of the following Plan Year.

ARTICLE 6.

GENERAL

6.01

Unfunded Benefits.  The sole interest of each Participant and Former Participant under the Plan shall be to receive the benefits provided herein as and when the same shall become due and payable in accordance with the terms hereof and neither any Participant nor any Former Participant nor any person claiming under or through him or her shall have any right, title or interest in or to any of the assets of the Company.  All benefits hereunder shall be paid solely from the general assets of the Company, the Company shall not maintain any separate fund to provide any benefits hereunder and each Participant and Former Participant (or the executors or administrators of his or her estate) shall be solely an unsecured creditor of the Company with respect thereto.

6.02

Offset.  Notwithstanding any provisions of the Plan to the contrary, the Company may, if the Committee in its sole and absolute discretion shall determine, offset any amounts to be paid to a Former Participant (or, in the event of his or her death, to the executors or administrators of his or her estate) under the Plan against any amounts which such Former Participant may owe to the Company and/or any one of more of its Subsidiaries.

6.03

No Right to Assign Benefits.  Except as required by applicable law, no benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance, and any attempt to do so shall be void; nor, except as otherwise provided in Section 6.02, shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Participant or Former Participant.

6.04

Tax Withholding.  All payments made by the Company under the Plan to any Former Participant (or, in the event of his or her death, to the executors or administrators of his or her estate) shall be subject to withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to the executors or administrators of the estate of a deceased Former Participant, the delivery to the Company of such tax waivers, letters testamentary and other documents as the Committee may reasonably request.

ARTICLE 7.

ADMINISTRATION

7.01

Conflict.  No Committee member at any time acting hereunder who is a Participant shall, acting in his or her capacity as such, have any voice in any decision of the Committee made uniquely with respect to such Committee member or his or her benefits hereunder.

7.02

Actions by Majority.  In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the other Committee member or Committee members, the Company and its Subsidiaries, all persons at any time in the employ of the Company or any of its Subsidiaries and the Participants and Former Participants and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.

7.03

Successor Members.  Subject to the provisions of Section 7.01, each additional and each successor Committee member at any time acting hereunder shall have all of the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the initial Committee members hereunder and all of the duties and obligations so imposed upon the initial Committee members hereunder.

7.04

No Bond Required.  No Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of his or her duties as such Committee member.

7.05

Legal Counsel, Advisors.  The Committee may retain legal counsel and actuarial counsel selected by it.  Any Committee member may himself or herself act in any such capacity, and any such legal counsel and actuarial counsel may be persons acting in a similar capacity for the Company and/or one or more of its Subsidiaries and may be employees of the Company and/or one or more of its Subsidiaries.  The opinion of any such legal counsel or actuarial counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Committee in good faith and in accordance with such opinion.

7.06

Right to Delegate.  In addition to all rights to allocate and delegate responsibilities, obligations or duties specifically granted to the Committee by the provisions hereof, it is specifically understood that the Committee is hereby granted, and shall always have, to the fullest extent allowed by law, by a written instrument executed by all of the members of the Committee and revocable by any one or more of them, the power to allocate any and all specific responsibilities, obligations or duties among themselves and to delegate to any other person, firm or corporation the responsibility to carry out any of their responsibilities hereunder and, to the extent of any such allocation or delegation, the person or persons effecting such allocation or delegation shall have no responsibility for any acts or omissions of the other person, firm or corporation to whom such responsibilities, obligations or duties have been allocated or delegated.

7.07

Records.  The Company and the Committee shall each keep such records, and shall each seasonably give notice to the other of such information, as shall be proper, necessary or desirable in order to effectuate the purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to the benefits granted to Participants, dates of employment and determinations made hereunder.  Neither the Company nor the Committee shall be required to duplicate any records kept by the other.  To the extent that the Company and/or the Committee shall prescribe forms for use by the Participants and Former Participants in communicating with the Company or the Committee, as the case may be, and/or shall establish periods during which communications may be received or elections made, the Company and the Committee shall respectively be protected in disregarding any notice or communication for which a form shall have been so proscribed and which shall not be received on such form and/or any notice, communication or election for the receipt of which a period shall so have been established and which shall not be received during such period, and the Company and the Committee shall also respectively be protected in accepting any notice or communication which shall not be made on the proper form and/or in accepting any notice, communication or election which shall not be received during the proper period, and their doing so shall not be deemed to create any precedent with respect thereto.  The Company and the Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate.

7.08

Exercise of Discretion.  All determinations hereunder made by the Company or the Committee shall be made in the sole and absolute discretion of the Company or of the Committee, as the case may be.

7.09

Binding Decisions.  In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the generality of the foregoing, any matter relating to the eligibility of any person to participate under the Plan, the participation of any person under the Plan, the amounts payable to any person under the Plan and the applicability and interpretation of the provisions of the Plan, the decision of the Committee upon such matter shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the Company, all of its Subsidiaries, all persons at any time in the employ of the Company and/or one or more of its Subsidiaries, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of the foregoing.

7.10

Limitations of Liability.  The Company shall not have any responsibility or liability whatever hereunder except to make any payment required under the provisions hereof, and no director or officer of the Company who is not a Committee member shall have any responsibility or liability whatever hereunder and no director or officer of the Company who is a Committee member shall have any responsibility or liability hereunder other than by reason of being a Committee member.

ARTICLE 8.

CLAIMS PROCEDURE

8.01

Filing Claims for Benefits.  If a Participant or Former Participant (or, in the event of his or her death, the executors or administrators of his or her estate) (the “Claimant”) believes that he or she has not received all the benefits to which he or she is entitled under the Plan or has otherwise been damaged by any action or decision regarding his or her participation in the Plan or the benefits payable to him or her under the Plan, he or she may file a claim notice with the Claims Officer.  The claim notice must be typewritten and signed and shall specify in reasonable detail his or her objections and the reasons therefor.

8.02

Claim Denials.  If the Claims Officer shall deny a claim in whole or in part, the Claimant shall be given written notice of this decision within ninety (90) days after the claim is filed.  In the event that special circumstances require more time, this ninety (90) day period may be extended by up to an additional ninety (90) days.  In such a case, the special circumstances shall be explained to the Claimant and the Claims Officer shall indicate the date by which he or she expects to render a final decision.  The notice that the claim has been denied in whole or in part will inform the Claimant of the specific reason or reasons for the denial, will contain specific references to the pertinent Plan provisions on which the denial is based, will describe any additional material or information necessary for the Claimant to perfect the claim and will inform the Claimant of the steps he or she must take if he or she wishes to submit the claim for review.

8.03

Right to Appeal.  If a claim is denied and the Claimant disagrees with the decision of the Claims Officer, the Claimant may appeal that decision to the Committee by filing with the Committee a written request for review.  Such request must be filed with the Committee within sixty (60) days after receipt by the Claimant of written notification of the denial of his or her claim by the Claims Officer, must be typewritten and signed and must state the reasons underlying the appeal.  Upon appeal the Claimant may review pertinent documents, may submit issues and comments in writing, may request a hearing before the Committee and may be represented, if he or she wishes, at his or her own expense, by legal counsel or other authorized representative.  The Committee will ordinarily render a written decision within sixty (60) days after receipt of a request for review.  If special circumstances require more time (for example, if a hearing is requested), this sixty (60) day period may be extended by up to an additional sixty (60) days, in which case the Claimant will be so notified before the expiration of the original sixty (60) day period.  The Committee’s decision on review will include specific reasons for their decision as well as specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE 9.

DEFINITIONS

For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

9.01

“Account”, as used with respect to a Participant or Former Participant, shall mean each of his or her Cash Elective Contribution Account, his or her Phantom Stock Elective Contribution Account, his or her Cash Matching Contribution Account and his or her Phantom Stock Matching Contribution Account.

9.02

“Amendment Date” shall mean April 1, 1999.

9.03

“Affiliate” shall mean any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person.

9.04

“Associates Investment Plan” shall mean the PVH Associates Investment Plan for Salaried Associates, as in effect at the time with respect to which such term is used.

9.05

“Beneficiary”, as used with respect to the Participant and with respect to any time, shall mean the Participant’s “beneficiary” under the Associates Investment Plan as in effect at the time with respect to which such term is used.

9.06

“Board” shall mean the board of directors of the Company or any committee designated by said board of directors to have its authority with respect to the Plan.

9.07

“business day” shall mean a day on which the New York Stock Exchange is open for trading.

9.08

“Cash Account” shall mean each of a Cash Elective Contribution Account and a Cash Matching Contribution Account.

9.09

“Cash Elective Contribution Account”, as used with respect to a Participant or Former Participant, shall mean the separate account which the Company is required to establish and maintain with respect to such Participant or Former Participant in accordance with the provisions of Section 3.02(a)(ii).

9.10

“Cash Matching Contribution Account”, as used with respect to a Participant or Former Participant, shall mean the separate account which the Company is required to establish and maintain with respect to such Participant in accordance with the provisions of Section 3.02(b)(ii).

9.11

“Change in Control” shall mean the occurrence of any one or more of (a) the election of one or more individuals to the board of directors of the Company which election results in one-third (1/3) of the directors of the Company consisting of individuals who have not been directors of the Company for at least two (2) years, unless such individuals have been elected as directors or nominated for election by the stockholders as directors by three-fourths (3/4) of the directors of the Company who have been directors of the Company for at least two (2) years; (b) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any Person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation; (c) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth (1/4), but less than one-half (1/2), of the shares of the Company having voting power for the election of directors, unless such sales or transfers have been approved in advance by three-fourths (3/4) of the directors of the Company who have been directors of the Company for at least two (2) years; or (d) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half (1/2) of the shares of the Company having voting power for the election of directors.  For the purposes of this Section, (a) the term “Affiliate” shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person, (b) the term “Person” shall mean any individual, partnership, firm, trust, corporation or other similar entity and (c) when two (2) or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

9.12

“Claims Officer” shall mean the Vice President Corporate Human Resources of the Company or, if the Claimant shall be the Vice President Corporate Human Resources of the Company, the Chief Financial Officer of the Company.

9.13

“Code” shall mean the Internal Revenue Code of 1986 as in effect at the time with respect to which such term is used.

9.14

“Committee” shall mean the Compensation Committee of the Board that is charged with the administration of the Plan.

9.15

“Common Stock”, as used with respect to any date, shall mean the shares of the common stock, $1.00 par value, of the Company authorized on the Amendment Date and any shares of stock which may, at any time prior to the date on which such term is used, be issued in exchange for and/or upon a change of such shares of Common Stock or any other shares, whether in subdivision or combination thereof, or otherwise, but not any shares of stock which may be issued as a dividend or stock-split on or with respect to said shares of Common Stock or any other such shares.

9.16

“Compensation”, as used with respect to a Participant and with respect to a calendar year, shall mean the total cash compensation paid by the Company and its Subsidiaries to such Participant during such calendar year as reported on Form W-2, including commissions, overtime compensation, bonus payments, vacation pay, holiday pay and other paid leave, and additional cash compensation of every kind so paid but exclusive of moving expenses, deferred compensation, benefit plan pay, imputed compensation, workers’ compensation, stay bonuses, sign-on bonuses and severance pay and determined without giving effect to (a) any contributions made to the Associates Investment Plan by or on behalf of such Participant during such calendar year or (b) any contributions made by such Participant to a flexible spending arrangement as defined in Q & A 7 of proposed Treasury Regulation section 1.125-2 promulgated under the provisions of section 125 of the Code.  Notwithstanding anything contained herein to the contrary, “Compensation” for purposes of Article 2 of the Plan shall not include any amounts paid pursuant to the Company’s Long-Term Incentive Plan on or after July 1, 2006.

9.17

“Contribution Election”, as used with respect to a Participant and with respect to any time, shall mean such Participant’s authorization referred to in Section 2.01 as in effect at the time with respect to which such term is used.

9.18

“Credited Vesting Year” shall have the meaning assigned such term under the Associates Investment Plan.  A Participant shall be credited with the number of Credited Vesting Years that are credited to such Participant under the Associates Investment Plan.

9.19

“Distribution Election” shall mean a Participant’s written election specifying the Payment Date as of which amounts payable to such Participant under the Plan shall be paid, and any optional form of payment permitted by the Plan.

9.20

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 as in effect at the time with respect to which such term is used.

9.21

“Exchange Act” shall mean The Securities Exchange Act of 1934 as in effect at the time with respect to which such term is used.

9.22

“Fair Market Value”, as used with respect to a share of the Common Stock and with respect to any date, shall mean the closing sale price of a share of the Common Stock as published by the national securities exchange on which the shares of the Common Stock are traded on such date or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date or, if the shares of the Common Stock are not listed on a national securities exchange on such date, the average of the bid and asked prices in the over-the-counter market on such date or, if the Common Stock is not traded on a national securities exchange or in the over-the-counter market, the fair market value of a share of the Common Stock on such date as shall be determined in good faith by the Committee.

9.23

“Forfeited Matching Contribution”, as used with respect to a Participant and with respect to a period, shall mean any amounts which are forfeited by such Participant during such period under the Associates Investment Plan other than any such amounts which are forfeited as an incident to the termination of his participation thereunder.

9.24

“Former Participant” shall mean a person whose participation under the Plan shall have terminated in accordance with the provisions of Section 5.02.

9.25

“Grandfathered Amount” shall mean, with respect to any Participant, that portion of his or her Account, if any, that is attributable to amounts deferred or contributed under the Plan prior to January 1, 2005 to the extent that such amounts were vested as of December 31, 2004, and earnings on such amounts to the extent permitted by Treasury Regulation Section 1.409A-6(a)(3)(iv).

9.26

“Matching Contribution” for purposes of this Plan shall mean an amount credited to a Participant’s Matching Contribution Account in accordance with Section 3.01 and which shall be equal to the excess, if any, of (i) the amount of “Matching Contributions” (as defined by the Associates Investment Plan) that would have been made under the Associates Investment Plan had the Participant’s Regular Contributions been contributed to the Associates Investment Plan and had the limitations of Sections 401(a)(17), 401(k), 401(m), 401(a)(17) and 415 of the Code not been in effect, over (ii) the actual amount of “Matching Contributions” (as defined by the Associates Investment Plan) that are made under the Associates Investment Plan; provided, however, that for Plan Years beginning after December 31, 2007, the Associates Investment Plan shall be deemed to provide Matching Contributions in an amount equal to one hundred percent (100%) of a Participant’s “Payroll Contributions” which shall not exceed two percent (2%) of his or her “Compensation” as of such “Valuation Date” and twenty five percent (25%) of such Participant’s “Payroll Contributions” which shall exceed two percent (2%) of his or her “Compensation” but shall not exceed six percent (6%) of his or her “Compensation” as of such “Valuation Date” (for purposes of the forgoing sentence, quoted terms shall have the respective meanings assigned thereto under the Associates Investment Plan).

9.27

“Matching Contribution Election”, as used with respect to a Participant and with respect to any time, shall mean such Participant’s authorization referred to in Section 2.06 as in effect at the time with respect to which such term is used.

9.28

“Participant” shall mean a person who shall have become a Participant under the Plan in accordance with the provisions of Section 1.02 and whose participation shall not have terminated in accordance with the provisions of Section 5.02.

9.29

“Participating Subsidiary” shall mean a Subsidiary that has adopted the Plan with the approval of the Company.  Effective January 31, 2004, Calvin Klein, Inc. shall be a Participating Subsidiary.  Effective January 1, 2008, PVH Superba/Insignia Neckwear, Inc. and PVH/Superba Retail Management Corp. shall each be a Participating Subsidiary.

9.30

“Payment Date” shall mean a Participant’s Termination Date or the first Valuation Date of the year following the year in which a Participant’s Termination Date shall occur as set forth in such Participant’s Distribution Election on file with the Company; provided, however, that, if a Participant shall be a “covered employee” of the Company within the meaning of section 162(m)(3) of the Code with respect to the taxable year of the Company in which his or her Termination Date shall occur, then, such Participant’s Payment Date shall be the first Valuation Date occurring in the succeeding taxable year of the Company.  Each payment due hereunder with respect to any benefits other than Grandfathered Amounts shall be treated as a separate payment for purposes of Section 409A of the Code and the regulations promulgated thereunder.

9.31

“Permanent Disability”, as used with respect to a Participant or Former Participant, shall mean a state of physical or mental incapacity of such Participant or Former Participant such that, in the opinion of the Committee, based upon a medical certificate from a physician or physicians satisfactory to the Committee, such Participant or Former Participant, by reason of injury, illness or disease, is unable to fulfill the requirements of his or her position with the Company and its Subsidiaries and such disability will be permanent and continuous during the remainder of his or her life.

9.32

“Person” shall mean any individual, partnership, firm, trust, corporation or other similar entity, and when two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

9.33

“Phantom Share” shall mean a credit to a Stock Account of a Participant or Former Participant which is equal in value to one share of the Common Stock.

9.34

“Phantom Stock Elective Contribution Account”, as used with respect to a Participant or Former Participant, shall mean the separate account which the Company is required to establish and maintain with respect to such Participant or Former Participant in accordance with the provisions of Section 3.01.

9.35

“Phantom Stock Matching Contribution Account”, as used with respect to a Participant or Former Participant, shall mean the separate account which the Company is required to establish and maintain with respect to such Participant or Former Participant in accordance with the provisions of Section 3.02(b)(i).

9.36

“Plan Interest Rate”, as used with respect to a calendar year, shall mean a rate per annum equal to the yield to maturity on a 10-Year Treasury Note as of the close of business on the first business day of such calendar year.

9.37

“Regular Contribution”, as used with respect to a Participant and with respect to a period, shall mean an amount withheld from the Compensation of such Participant with respect to such period for the purposes of the Plan in accordance with the provisions of Section 2.03.

9.38

“Replacement Contribution”, as used with respect to a Participant and with respect to a period, shall mean an amount withheld from the Compensation of such Participant with respect to such period for the purposes of the Plan in accordance with the provisions of Section 2.04.

9.39

“Section 16(b) Participant” shall mean any Participant whose purchases and sales of Common Stock are subject to the provisions of section 16(b) of the Exchange Act.

9.40

“Stock Account” shall mean each of a Phantom Stock Elective Contribution Account and a Phantom Stock Matching Contribution Account.

9.41

“Subsidiary” shall mean a corporation included in an unbroken chain of corporations beginning with the Company if, at the time with respect to which such term is used, each of the corporations in such unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

9.42

“Termination Date” shall mean the date on which a Participant’s participation under the Plan shall terminate in accordance with the provisions of Section 5.02.

9.43

“Valuation Date” shall mean the last business day of each calendar month; provided, however, that, effective as of April 1, 2002, for purposes of Sections 3.02(a)(ii), 3.02(b)(ii), 3.03, 3.04 and 3.07 of the Plan, “Valuation Date” shall mean each business day.

9.44

“Vested Percentage”, as used with respect to a Former Participant shall mean the percentage determined in accordance with the following Table:

Number of Credited	Vested Percentage
Vesting Years
0	0%
1	0%
2	25%
3	50%
4	75%
5 or more	100%

Notwithstanding the foregoing provisions of this Section to the contrary, the Vested Percentage of a Former Participant with respect to any date, shall mean one hundred percent (100%) if (a) he or she shall have attained his or her sixty-fifth (65th) birthday on or prior to such date while in the employ of the Company and/or any of its Subsidiaries, (b) his or her employment by the Company and all of its Subsidiaries shall have terminated on or prior to such date by reason of his or her death or Permanent Disability or (c) a Change in Control shall have occurred on or prior to such date while he or she shall have been in the employ of the Company and/or any of its Subsidiaries.

ARTICLE 10.

AMENDMENT; TERMINATION

10.01

Right to Amend or Terminate Plan.  The Company may, at any time and from time to time, pursuant to a resolution of the Board, amend the terms and provisions of the Plan and may, at any time, similarly terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the credit balance in any Account on the date of such amendment or reduce the Vested Percentage of any Participant or impair the Company’s obligation to make payment or distribution of amounts theretofore earned under the Plan.

ARTICLE 11.

CONSTRUCTION

11.01

Governing Law.  The Plan shall be construed and regulated in accordance with the laws of the State of New York, except to the extent preempted by ERISA.

11.02

Gender References.  To the extent that the context shall permit, any masculine pronoun used herein shall be construed to include also the similar feminine pronoun, any feminine pronoun used herein shall be construed to include also the similar masculine pronoun, any singular word so used shall be construed to include also the similar plural word and any plural word so used shall be construed to include also the similar singular word.

11.03

References to Days.  Any reference herein to any date or day shall, except as otherwise specifically provided herein, be deemed to be a reference to the close of business on such date or day.

ARTICLE 12.

EXECUTION

IN WITNESS WHEREOF, the Company has caused this Plan, as amended and restated herein, to be executed in its name and on its behalf by its duly authorized officer this 16th day of November, 2007.

PHILLIPS-VAN HEUSEN CORPORATION

By:  David F. Kozel